The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.47

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE

HCIT HOLDINGS, INC. AMENDED AND RESTATED 2009 EQUITY INCENTIVE

PLAN

THIS STOCK OPTION AGREEMENT (the “Agreement”) by and between HCIT Holdings, Inc., a Delaware corporation (the “Company”), and the individual named on the signature page hereto (the “Participant”) is made as of the date set forth on such signature page.

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Options (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein; and WHEREAS, the Company owns no less than approximately 30% of the voting power of Change Healthcare LLC (the “JV”), with most of the remaining voting power of the JV owned by McKesson Corporation (together with its affiliates, “McKesson”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)    Blackstone: “Blackstone” shall have the meaning ascribed to such term in the Stockholders’ Agreement.

(b)    Change of Control: “Change of Control” shall have the meaning ascribed to such term in the Plan.

(c)    Date of Grant: The “Date of Grant” specified on the signature page hereto.

(d)    Employment: “Employment” shall mean (i) a Participant’s employment if the Participant is an Employee of the Company, the JV or any of their respective Subsidiaries on the date hereof, (ii) a Participant’s services as a Consultant or independent contractor, if the Participant is a Consultant to or independent contractor of the Company, the JV or any of their respective Subsidiaries on the date hereof, and (iii) a Participant’s services as a Director, if the Participant is a non-employee director of the board of directors of the Company, the JV or any of their respective Subsidiaries on the date hereof.

(e)    Expiration Date: The tenth anniversary of the Date of Grant.

(f)    Option: An option with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g)    Plan: Amended and Restated 2009 Equity Incentive Plan of HCIT Holdings, Inc., attached hereto as Exhibit A, and as may be amended or supplemented from time to time in accordance with the terms thereof.

(h)    Stockholders’ Agreement: The Stockholders’ Agreement entered into by and among the Company and its stockholders dated as of March 1, 2017, attached hereto as Exhibit B, and as may be amended or supplemented from time to time in accordance with the terms thereof, or any other similar agreement of one or more stockholders of the Company or a successor or issuer who assumes the Option granted under this Agreement designated by the Committee as a “Stockholders’ Agreement”.

(i)    Vested Portion: At any time, the portion of the Option which has become vested in accordance with the terms of Section 3 of this Agreement.

2.    Grant of Options. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Option, as set forth on the signature page hereto, subject to adjustment as set forth in the Plan and this Agreement, and subject to the terms and conditions set forth in this Agreement and the Plan. The exercise price per Share subject to the Option shall be the “Option Price” specified on the signature page hereto. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.

3.    Vesting of the Options; Expiration of Unvested Options.

(a)    Vesting of the Option.

(i)    Option. Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares subject to such Option on each of the first four anniversaries of the date specified as the “Vesting Start Date” on the signature page hereto.

(ii)    Change of Control. Notwithstanding the foregoing, in the event of a Change of Control during the Participant’s continued Employment, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable; provided, that no portion of the Option shall vest solely as a result of any transaction in which McKesson disposes of or distributes equity owned by it in the JV to its shareholders.

(b)    Termination of Employment. If the Participant’s Employment terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration and the Vested Portion of an Option shall remain exercisable for the period set forth in Section 4(a).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

4.    Exercise of Options.

(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable for the period set forth below:

(i)    Death or Disability. If the Participant’s Employment is terminated due to the Participant’s death or by the Company during the Participant’s Disability, the Participant may exercise the Vested Portion of an Option during the period ending on the earlier of (x) one year following such termination of Employment and (y) the Expiration Date;

(ii)    Termination by the Company Other than for Cause, and Other than Due to Death or Disability. If the Participant’s Employment is terminated by the Company not for Cause and not due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of an Option during the period ending on the earlier of (x) 120 days following such termination of Employment and (y) the Expiration Date (or, if the Option only becomes vested and exercisable after such a termination of Employment, then the Participant may exercise the Vested Portion of such Option during the period ending on the earlier of (x) 60 days following the date on which Option became vested and exercisable and (y) the Expiration Date);

(iii)    Termination by the Participant. If the Participant’s Employment is terminated by the Participant, the Vested Portion of an Option shall terminate in full and cease to be exercisable on the 30th day following such termination; and

(iv)    Termination by the Company for Cause; Restricted Activity. If the Participant’s Employment is terminated by the Company for Cause or the Participant violates any provision of Section 5 of this Agreement, or any non-competition, non-solicitation, confidentiality, non-disparagement or other similar agreement between the Participant and the Company or any of its Affiliates (a “Restrictive Covenant Violation”), the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable.

Notwithstanding the foregoing, if the date an Option would otherwise terminate or expire occurs during a period when trading in the Shares is prohibited by the Company’s insider trading policy (or a Company-imposed “blackout period”), then the Expiration Date or termination date shall be automatically be extended until the thirtieth (30th) day following the expiration of such prohibition.

(b)    Method of Exercise.

(i)    Subject to Section 4(a) of this Agreement and notwithstanding Section 6.4 of the Plan, the Vested Portion of an Option may be exercised (in whole or in part) by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check or, if permitted by the Committee, a full-recourse promissory note), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles, (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased, or (v) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of an Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify the Shares subject to the Option so it may be exercised.

(iii)    Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)    In the event of the Participant’s death, the Vested Portion of an Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(v)    As a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Stockholders’ Agreement designated by the Committee (provided that, if the Participant is already a party to the Stockholders’ Agreement, then the Shares acquired under the Option shall automatically become subject to such agreements without any further action).

(c)    Shares Issued Upon Exercise. Notwithstanding anything in the Stockholders’ Agreement to the contrary, the Company and the Participant hereby acknowledge and agree that the Company shall only exercise the call rights set forth in Section 6.1(a)(iv) of the Stockholders’ Agreement with respect to Shares received by the Participant pursuant to exercise of this Option if the Participant resigns his or her employment (and, for the avoidance of doubt, other than upon death or Disability) prior to the date that is eighteen months after the first day of the Participant’s Employment with the Company (inclusive of prior service with Change Healthcare, Inc. or McKesson).

5.    Confidential Information; Post-Employment Obligations.

(a)    Terms of Agreement. The terms of this Agreement constitute confidential information, which Participant shall not disclose to anyone other than Participant’s spouse, attorneys, tax advisors, or as required by law. The Company and its Affiliates (which for purposes of this Section 5 will include the JV and its Affiliates) may disclose the terms of this Agreement, provided, that for the purposes of this Section 5, Blackstone Group, L.P., Hellman & Friedman LLC, McKesson and any of their respective Affiliates (other than the Company and its Subsidiaries and the JV and its Subsidiaries) shall not be considered “Affiliates” of the Company.

(b)    Restrictive Covenants. The Participant acknowledges and agrees that the Participant has agreed to certain covenants regarding non-competition, non-solicitation, non-disparagement, confidentiality, and other restrictions, which are contained herein or are hereby incorporated by reference, which are in consideration for Participant’s receiving the grant of the Option under this Agreement and right to benefits upon certain terminations of Employment as provided in Section 3(b), receiving other benefits provided in this Agreement and elsewhere, and access to Confidential Information of the Company Group. For this purpose, “Confidential Information” means and includes the confidential and/or proprietary information and/or trade secrets of the Company Group that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources, and any references to “affiliates” in any provisions or agreements related to non-disparagement entered into by the Participant shall be deemed to include The Blackstone Group, L.P., Hellman & Friedman LLC, and McKesson.

6.    Repayment of Proceeds. If the Participant’s Employment is terminated by a Service Recipient for Cause or a Restrictive Covenant Violation occurs, or a Service Recipient discovers after a termination of Employment that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required to pay to the Company or the Company’s designee, within 10 business days’ of the request to the Participant therefor so long as such request is provided to the Participant within the 18 months immediately following the Participant’s termination of Employment (or in the case of a Restrictive Covenant Violation, 18 months from the date of the Service Recipient’s actual knowledge of such Restrictive Covenant Violation), an amount equal to the excess, if any, of (a) the aggregate after-tax proceeds (taking

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, Shares acquired under any Option over (b) the aggregate price paid by the Participant for such Shares. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

7.    No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Service Recipient. Further, the Service Recipient may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8.    Legend on Certificates. The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.    Transferability. An Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of an Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, an Option is exercisable only by the Participant.

10.    Withholding. Upon the exercise of any Option, or at any such time as required under applicable law, the Participant shall be required to pay to the Company or any Affiliate in cash and the Company or its Affiliates shall have the right and are authorized to, withhold any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under or with respect to an Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding the foregoing, at any time when the Company’s Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board, the Participant may elect to have such withholding obligation satisfied by surrendering to the Company or any Affiliate a number of Shares obtained upon the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

exercise of an Option having a Fair Market Value equal to or greater than the minimum applicable amount necessary to satisfy Federal, state, local or foreign withholding tax requirements, liabilities and obligations, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction), and the Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender.

11.    Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

12.    Notices. Any notice under this Agreement shall be addressed as follows:

if to the Company:

HCIT Holdings, Inc.

c/o Change Healthcare, Inc.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Attention: General Counsel

Fax: [fax number]

with copies (which shall not constitute notice) to:

The Blackstone Group, L.P.

345 Park Avenue

New York, NY 10152

Attention: Neil P. Simpkins

Tel: [telephone number]

Fax: [fax number]

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gregory Grogan

Tel: [telephone number]

Fax: [fax number]

If to the Participant:

At the address appearing in the personnel records of the Company or the JV for the Participant.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Following the date hereof, notice may be delivered to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

14.    Option Subject to Plan and Stockholders’ Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders’ Agreement. The Options and the Shares received upon exercise of an Option are subject to the Plan and the Stockholders’ Agreement and as a condition of exercise of any Options, the Participant must join or agree to be bound by the Stockholders’ Agreement designated by the Committee. For the avoidance of doubt, the Option shall be subject to the adjustment and modification provisions of the Plan. The terms and provisions of the Plan and the Stockholders’ Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision contained herein and a term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail. In the event of a conflict between any applicable term or provision of the Plan and any term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail.

15.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant unless such action is made in accordance with the terms of the Plan.

16.    Entire Agreement. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided, that if any member of the Company Group is a party to one or more agreements with Participant related to the matters subject to Section 5, such other agreements shall remain in full force and effect and continue in addition to this Agreement, including, for the avoidance of doubt, those certain covenants set forth in any Trade Secret and Proprietary Information Agreement and/or Company Protection Agreement entered into with a member of the Company Group (which covenants do not supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and any member of the Company Group to the extent that such agreement is more protective of the business of the Company Group), and provided further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 5 hereof) or the Stockholders’ Agreement (or provide more favorable rights and remedies to the Participant), such terms will be deemed amended and shall not apply to the Options granted herein or any Shares acquired under the Option. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

17.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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